Exhibit 99.1
DigitalGlobe Reports Second Quarter Results
Longmont, Colorado, August 2, 2011 — DigitalGlobe, Inc. (NYSE: DGI), a leading global provider of commercial high-resolution earth imagery products and services, today reported financial results for the second quarter ended June 30, 2011.
Second quarter 2011 revenue was $81.7 million, up 1% compared with the same period last year. Included in second quarter revenue is $6.4 million of amortized revenue related to NextView, the predecessor to the EnhancedView contract with the U.S. Government. Not included in second quarter revenue is $24.8 million of deferrals related to the service level agreement (SLA) portion of EnhancedView.
The company reported a second quarter 2011 net loss of $0.4 million, or $(0.01) per diluted share, compared with net income of $0.5 million, or $0.01 earnings per diluted share, for the same period last year.
Second quarter 2011 Adjusted EBITDA, a non-GAAP financial measure, was $59.3 million, an increase of 57% compared with second quarter 2010 Adjusted EBITDA of $37.8 million. Adjusted EBITDA includes current-quarter deferrals related to EnhancedView and, for both periods, excludes approximately $6.4 million of amortized revenue related to NextView.
Cash Flow from Operations was $104.6 million for the six months ended June 30, 2011, up 84% compared with Cash Flow from Operations of $56.8 million for the six months ended June 30, 2010.
“During the quarter, we built our backlog, expanded our margins, generated solid cash flow, and made progress positioning the company for stronger revenue growth,” said Jeffrey R. Tarr, President and Chief Executive Officer. “I’m proud of our team and look forward to delivering to our shareowners continued improvement in our financial performance.”
Second Quarter Business Highlights
•
Defense and Intelligence segment revenue was $63.1 million, flat compared with second quarter 2010. This excludes $24.8 million of deferrals related to EnhancedView SLA, and includes $6.4 million related to NextView.

•
In June, the company passed the Critical Design Review of infrastructure enhancements at its Colorado headquarters under the terms of the EnhancedView contract with the National Geospatial-Intelligence Agency (NGA). On July 25, NGA provided DigitalGlobe with an amendment to the EnhancedView contract exercising year two of the SLA for the period Sept. 1, 2011 though Aug. 31, 2012.

•	The company’s Direct Access product line grew 31%, generating $12.6 million in revenue for the quarter.
•	Commercial segment revenue was $18.6 million, up 5% compared with second quarter 2010.
•
Bloomberg launched a new DigitalGlobe-developed service that gives their clients early insight into inventory levels at the U.S. strategic oil reserve in Cushing, Okla., providing its users with an information edge in the commodities market.

•
The company signed a new agreement with PEMEX, the national oil and gas company of Mexico and the fourth largest crude oil producer in the world. The agreement gives PEMEX, a DigitalGlobe customer since 2007, on-demand, cloud-based access to the company’s new Global Basemap service.

•	California’s Stanislaus County contracted to use DigitalGlobe’s Precision Aerial Imagery to monitor changes and manage government projects across the Central Valley county’s 1,500 square-mile area.
•	Magellan contracted with DigitalGlobe for satellite- and aerial-based imagery to power a new series of worldwide maps used in multiple Magellan handheld GPS units.
•
DigitalGlobe Platinum reseller Sovzond signed a new agreement with Roslesinforg, a division of the Federal Forestry Agency of Russia, to use satellite imagery to monitor 1.3 million square kilometers of the country’s forest.

•
The company entered into a joint venture with China Siwei Surveying & Mapping Technology Co., Ltd., known as China Siwei, a China state-owned high-tech GIS developer in China, and with Navinfo, China’s leading map and dynamic traffic information services provider. The joint venture entity, known as Siwei Worldview Technology (Beijing) Co., Ltd. will serve as DigitalGlobe’s exclusive channel partner in China to expand our presence in civil government, location-based mapping services, and other enterprises in China.

2011 Outlook
For the full year 2011, the company expects:
•	Revenue in a range of $330 million to $355 million. This excludes any deferrals related to EnhancedView and includes amortized revenue related to NextView.
•	Diluted earnings per share of $0.10 to $0.20, assuming an average diluted share count of approximately 47 million.
•	Adjusted EBITDA of $223 million to $243 million.
•	Capital expenditures for 2011 of approximately $275 million.
Important factors, including those discussed in the company’s filings with the Securities and Exchange Commission, could cause actual results to differ from the company’s expectations and those differences may be material.
Conference Call Information
DigitalGlobe’s management will host a conference call today at 5 p.m. EDT to discuss second quarter 2011 results.
The conference call dial-in numbers are as follows:
U.S./Canada dial-in: 866-921-3936
International dial-in: 706-679-9623
Passcode: 7935-3714
A replay of the call will be available through Sept. 2, 2011 at the following numbers:
U.S./Canada dial-in: 800-642-1687
International dial-in: 706-645-9291
Passcode: 7935-3714
DigitalGlobe will also sponsor a live and archived webcast of the conference call on its website, www.digitalglobe.com. Supplemental earnings materials are also available at this website.
About DigitalGlobe
DigitalGlobe is a leading global provider of commercial high-resolution earth imagery products and services. Sourced from our own advanced satellite constellation, our imagery solutions support a wide variety of uses within defense and intelligence, civil agencies, mapping and analysis, environmental monitoring, oil and gas exploration, infrastructure management, Internet portals and navigation technology. With our collection sources and comprehensive ImageLibrary (containing more than one billion square kilometers of earth imagery and imagery products) we offer a range of on- and off-line products and services designed to enable customers to easily access and integrate our imagery into their business operations and applications. For more information, visit www.digitalglobe.com.
DigitalGlobe is a registered trademark of DigitalGlobe.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained herein and other of our reports, filings, and public announcements may contain or incorporate forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words, although not all forward-looking statements contain these words.
Any forward-looking statements are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions. A number of important factors could cause our actual results or performance to differ materially from those indicated by such forward looking statements, including: the loss, reduction or change in terms of any of our primary contracts; the loss or impairment of our satellites; delays in the construction and launch of WorldView-3; delays in implementation of planned ground system and infrastructure enhancements; loss or damage to the content contained in our ImageLibrary; interruption or failure of our ground system and other infrastructure, decrease in demand for our imagery products and services; increased competition that may reduce our market share or cause us to lower our prices; our failure to obtain or maintain required regulatory approvals and licenses; changes in U.S. foreign law or regulation that may limit our ability to distribute our imagery products and services; the costs associated with being a public company; and other important factors, all as described more fully in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward looking statements.
Non-GAAP Financial Measures
Adjusted EBITDA is defined as net income or loss adjusted for depreciation and amortization, net interest income or expense, income tax expense (benefit), loss on disposal of assets, restructuring, loss on early extinguishment of debt, loss on derivative instruments, non-cash stock compensation expense, EnhancedView deferred revenue and EnhancedView outstanding invoices not yet paid by NGA, and amortization of pre-FOC payments related to NextView. EnhancedView outstanding invoices not yet paid by NGA represent an irrevocable right to be paid in cash by NGA.
Adjusted EBITDA is not a recognized term under generally accepted accounting principles (GAAP), in the United States and may not be defined similarly by other companies. Adjusted EBITDA should not be considered an alternative to net income, as an indication of financial performance, or as an alternative to cash flow from operations as a measure of liquidity. There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies in different industries that use similar performance measures whose calculations may differ from ours.
Adjusted EBITDA is a key measure used in internal operating reports by management and the board of directors to evaluate the performance of our operations and is also used by analysts, investment banks and lenders for the same purpose. Adjusted EBITDA is also a key driver of the company-wide bonus incentive plan. Adjusted EBITDA is a measure of our current period operating performance, excluding charges for capital, depreciation related to prior period capital expenditures and items which are generally non-core in nature, and including EnhancedView deferred revenue and EnhancedView outstanding invoices not yet paid by NGA, and excluding the amortization of pre-FOC payments related to our NextView contract.
We believe that the elimination of material non-cash, non-operating items enables a more consistent measurement of period to period performance of our operations. In addition, we believe that elimination of these items in combination with the addition of the non-refundable EnhancedView deferred revenue and EnhancedView outstanding invoices not yet paid by NGA, as well as amortization of pre-FOC payments related to NextView facilitate comparison of our operating performance to companies in our industry. We believe this Adjusted EBITDA measure is particularly important in a capital intensive industry such as ours, in which our current period depreciation is not a good indication of our current or future period capital expenditures. The cost to construct and launch a satellite and build the related ground infrastructure may vary greatly from one satellite to another, depending on the satellite’s size, type and capabilities. For example, our QuickBird satellite cost significantly less than our WorldView-1 and WorldView-2 satellites. Current depreciation expense is not indicative of the revenue generating potential of the satellite.
Adjusted EBITDA excludes interest income, interest expense, income taxes and loss on early extinguishment of debt because these items are associated with our capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses reflect the impact of prior capital expenditure decisions which are not indicative of future capital expenditure requirements. Adjusted EBITDA excludes non-cash stock compensation expense, because these items are non-cash expenses and loss on derivative instrument and disposal of assets because these are not related to our primary operations.
We use Adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance and we do not place undue reliance on this measure as our only measure of operating performance. Adjusted EBITDA should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.
FINANCIAL TABLES TO FOLLOW

DigitalGlobe, Inc.
Unaudited Condensed Consolidated Statements of Operations

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
(in millions, except share and per share data)	2010	2011	2010	2011
Revenue	$81.0	$81.7	$158.1	$158.8
Costs and expenses:
Cost of revenue, excluding depreciation and amortization	10.1	14.4	20.2	26.2
Selling, general and administrative	28.2	33.7	53.0	63.8
Depreciation and amortization	31.0	29.2	60.1	58.4

Income from operations	11.7	4.4	24.8	10.4
Other income (expense), net	—	—	—	0.1
Interest income (expense), net	(10.7)	(5.5)	(20.6)	(13.2)

Income (loss) before income taxes	1.0	(1.1)	4.2	(2.7)
Income tax (expense) benefit	(0.5)	0.7	(2.2)	1.6

Net income (loss)	$0.5	$(0.4)	$2.0	$(1.1)

Earnings (loss) per share:
Basic earnings (loss) per share	$0.01	$(0.01)	$0.05	$(0.02)

Diluted earnings (loss) per share	$0.01	$(0.01)	$0.04	$(0.02)

Weighted average common shares outstanding:
Basic	44.0	46.3	43.9	46.2

Diluted	46.1	46.3	46.1	46.2

DigitalGlobe, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(in millions)	2010	2011	2010	2011
Net income (loss)	$0.5	$(0.4)	$2.0	$(1.1)
Depreciation and amortization	31.0	29.2	60.1	58.4
Interest (income) expense, net	10.7	5.5	20.6	13.2
Income tax expense (benefit)	0.5	(0.7)	2.2	(1.6)
Non-cash stock compensation expense	1.5	7.3	2.9	9.0
EnhancedView deferred revenue	—	16.5	—	41.4
EnhancedView outstanding invoices not yet paid by NGA	—	8.3	—	8.3
Amortization of pre-FOC payment related to NextView	(6.4)	(6.4)	(12.8)	(12.8)

Adjusted EBITDA	$37.8	$59.3	$75.0	$114.8

Adjusted EBITDA is not a recognized term under generally accepted accounting principles (GAAP), in the United States and may not be defined similarly by other companies. Adjusted EBITDA should not be considered an alternative to net income, as an indication of financial performance, or as an alternative to cash flow from operations as a measure of liquidity. There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from ours.
Second quarter EnhancedView deferred revenue includes $8.3 million invoiced in the first quarter of 2011 for which cash was received in the second quarter of 2011.

DigitalGlobe, Inc.
Unaudited Condensed Consolidated Balance Sheets

	December 31,	June 30,
(in millions, except share and per share data)	2010	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$179.3	$147.2
Restricted cash	6.7	3.8
Accounts receivable, net of allowance for doubtful accounts of $1.0 and $1.2, respectively	45.3	39.4
Prepaid and current assets	19.4	18.9
Deferred taxes	62.7	49.9

Total current assets	313.4	259.2
Property and equipment, net of accumulated depreciation of $478.2 and $536.6, respectively	879.1	967.1
Goodwill	8.7	8.7
Intangibles, net of accumulated amortization of $7.7 and $7.8, respectively	0.3	0.2
Aerial image library, net of accumulated amortization of $21.1 and $22.7, respectively	1.9	4.2
Long-term restricted cash	13.6	11.5
Long-term deferred contract costs	42.1	43.7
Other assets, net	7.2	6.4

Total assets	$1,266.3	$1,301.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$15.0	$17.0
Accrued interest	6.2	6.2
Other accrued liabilities	26.3	31.8
Current portion of deferred revenue	38.9	36.0

Total current liabilities	86.4	91.0
Long-term accrued liability	6.0	1.4
Deferred revenue	246.2	284.8
Deferred lease incentive	4.6	3.9
Long-term debt, net of discount	346.1	347.4
Long-term deferred tax liability	76.7	62.5

Total liabilities	$766.0	$791.0

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value; 24,000,000 shares authorized; no shares issued and outstanding at December 31, 2010 and June 30, 2011	—	—
Common stock; $0.001 par value; 250,000,000 shares authorized; 46,073,691 shares issued and outstanding at December 31, 2010 and 46,285,702 shares issued and outstanding at June 30, 2011	0.2	0.2
Treasury stock, at cost; 44,039 shares at December 31, 2010 and 50,395 shares at June 30, 2011	(0.7)	(0.9)
Additional paid-in capital	512.7	523.7
Accumulated deficit	(11.9)	(13.0)

Total stockholders’ equity	500.3	510.0

Total liabilities and stockholders’ equity	$1,266.3	$1,301.0

DigitalGlobe, Inc.
Condensed Consolidated Statements of Cash Flows

	For the Six Months Ended
	June 30,
(in millions)	2010	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2.0	$(1.1)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	60.1	58.4
EnhancedView deferred revenue	—	49.7
Recognition of pre-FOC payments	(12.8)	(12.8)
Amortization of aerial image library, deferred contract costs and lease incentive	2.2	3.6
Non-cash stock compensation expense	2.9	9.0
Amortization of debt issuance costs and debt discount	2.3	2.2
Deferred income taxes	1.4	(1.4)
Changes in working capital, net of investing activities:
Accounts receivable, net	(5.3)	5.9
Prepaids and other assets	(0.5)	(3.2)
Accounts payable	—	1.9
Accrued liabilities	5.8	(2.0)
Deferred contract costs	(11.2)	(4.4)
Deferred revenue	9.9	(1.2)

Net cash flows provided by operating activities	56.8	104.6

CASH FLOWS FROM INVESTING ACTIVITIES:
Construction in progress additions	(16.1)	(138.8)
Other property, equipment and intangible additions	(3.3)	(4.0)
Change in restricted cash	0.9	5.0

Net cash flows used in investing activities	(18.5)	(137.8)

CASH FLOWS FROM FINANCING ACTIVITIES:
Costs associated with initial public offering	(0.3)	—
Proceeds from exercise of stock options	7.8	1.3
Cash paid for treasury stock	—	(0.2)

Net cash flows provided by financing activities	7.5	1.1

Net increase (decrease) in cash and cash equivalents	45.8	(32.1)
Cash and cash equivalents, beginning of period	97.0	179.3

Cash and cash equivalents, end of period	$142.8	$147.2

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash received (paid) for income taxes	$0.1	$—
Cash paid for interest, net of capitalized amounts $6.8 and $6.0, respectively	11.8	12.6
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Changes to non-cash construction in progress and property, equipment and intangibles accruals, including interest	$(5.8)	$(3.5)
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Contacts
Investor Contact:	Media Contact:
Investor Relations Contact:	Media Relations Contact:
David Banks	Adrienne Lee
(303) 684-4210	Racepoint Group for DigitalGlobe
ir@digitalglobe.com	(202) 912-4906
digitalglobe@racepointgroup.com
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